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                               February 17, 2000

SkyLynx Communications, Inc.
600 Cherry Street, Suite 400
Denver, CO 80246


     Re: Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-83705)


Ladies and Gentlemen:

     This opinion is furnished to you in connection with the above-referenced Post-Effective Amendment No. 1 (the "Post-Effective Amendment No. 1") to Registration Statement on Form SB-2 (Registration No. 333-83705) (as amended, the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of an aggregate of 9,996,954 shares of Common Stock, $0.001 par value (the "Common Stock") of SkyLynx Communications, Inc., a Delaware corporation (the "Company") for resale by certain selling security holders listed in the Registration Statement (the "Selling Security Holders") who held and/or hold shares of the Company's Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock (collectively, the "Preferred Stock") and/or warrants to purchase shares of the Common Stock issued in connection with the sale of Preferred Stock (the "Warrants").

     We have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement which are issued and outstanding on this date are lawfully and validly issued, fully paid and non-assessable. In addition, we are of the opinion that, upon the lawful conversion of outstanding shares of Preferred Stock and/or the exercise of outstanding Warrants in accordance with all legal requirements, the shares of Common Stock issuable upon the conversion of such Preferred Stock or the exercise or such Warrants will be validly issued, fully paid and non-assessable.

     We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and (b) all references to our firm in the Registration Statement.

                                 Very truly yours,

                                 /s/ McDermott, Will & Emery

                                 McDermott, Will & Emery